News Release

HOPE BANCORP ANNOUNCES APPOINTMENT OF CROWE HORWATH
AS NEW INDEPENDENT AUDITOR

LOS ANGELES - May 31, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope, today announced that its Board of Directors unanimously approved the appointment of Crowe Horwath LLP (“Crowe Horwath”) as its new independent auditor for the year ended December 31, 2017, effective May 25, 2017.

The engagement of Crowe Horwath, thereby dismissing BDO LLP from that role, was made pursuant to the recommendation of the Company’s Audit Committee following a competitive review of independent registered public accounting firms that was recently completed.

“Having overcome the lengthy delay in completing the audit of our 2016 financial results with no material changes to our financial statements, we look forward to working expeditiously with Crowe Horwath to begin the 2017 audit process,” said Kevin S. Kim, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope. “Based on preliminary discussions with our new independent audit firm, we anticipate the Company will file its 2017 first quarter Form 10-Q with the SEC by no later than August 15, 2017 and expect timely filings going forward.”

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.5 billion in total assets as of March 31, 2017. Formed through the merger of BBCN Bank and Wilshire Bank, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 64 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon and Annandale, Virginia; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

This press release may contain forward-looking statements, which are the statements contained herein that are not historical facts. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the timing and substance of certain public disclosures regarding the Company’s financial condition and results of operations. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess, and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of such risks, uncertainties and assumptions, including, but not limited to the following: the Company’s inability to remediate its presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results. Readers should carefully review the risk factors and other information that could affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Contact:

Angie Yang
SVP, Director of IR & Corporate Communications
213-251-2219
angie.yang@bankofhope.com